                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 16, 1998


                               STAC SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                    0-20095                 95-3825313
     (State or other              (Commission            (I.R.S. Employer
      jurisdiction               File Number)           Identification No.)
    of incorporation)


             12636 HIGH BLUFF DRIVE, 4TH FLOOR, SAN DIEGO, CA 92130 (Address of principal executive offices, including zip code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (619) 794-4300

      This Current Report on Form 8-K is filed by Stac Software, Inc., a Delaware corporation ("Stac"), in connection with the matters described herein.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Distribution of Hi/fn Common Stock

      On December 16, 1998, Stac completed a distribution of all of its stock in its subsidiary Hi/fn, Inc., a Delaware corporation ("Hi/fn"), to Stac's stockholders. Hi/fn was a majority owned subsidiary of the Company and is engaged in silicon and software implementations of data compression and data encryption standards for the network communications and storage equipment markets. In the distribution, Stac distributed one share of common stock of Hi/fn ("Hi/fn Common Stock") for every 3.9455 shares of common stock of Stac ("Stac Common Stock") held by Stac's stockholders, pursuant to a Distribution Agreement dated as of December 11, 1998 (the "Distribution Agreement") between Stac and Hi/fn (the "Distribution"). A copy of the Distribution Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Fractional shares of Hi/fn Common Stock were aggregated and the resulting 184 shares were sold in the public market. The aggregate net cash proceeds were distributed to those Stac stockholders entitled to fractional shares. The Hi/fn Common Stock currently is quoted and traded on The Nasdaq Stock Market's National Market System under the symbol "HIFN."

Background and Reasons for the Distribution

      The Distribution was designed to separate the semiconductor business of Hi/fn from the software business of Stac. The Distribution has resulted in the formation of two publicly traded companies, each of which will pursue an independent strategic path. The Board of Directors of Stac (the "Stac Board") believes the separation will offer both new entities the opportunity to pursue strategic objectives appropriate to different business objectives, offer each entity the financial flexibility to raise capital on a more cost-effective basis and create targeted incentives for each company's management and key employees. The Stac Board considered the following in making its decision to approve the
Distribution:

      Business and Market Rationale. The Distribution will enable two companies with distinct strategic, financial and operating goals to adopt strategies and pursue objectives appropriate to their respective core businesses. The Distribution will allow each entity to pursue its corporate objectives independent of the operations and policies of the other. Following the Distribution, Stac will continue to focus on its software business. Hi/fn, in turn, will focus on its semiconductor business.

      Access to Equity Capital. Hi/fn intends to engage in a public offering of Hi/fn Common Stock as soon as possible following the Distribution, assuming business and market conditions support such an offering. Stac also may elect to raise additional capital after the Distribution. The Stac Board believes that, as independent publicly traded entities, Stac and Hi/fn will each have greater flexibility in their ability to raise equity capital and will be able to more efficiently pursue their respective capital raising strategies in both the private and public markets.

      In the near term, Hi/fn will have substantial cash needs for (i) working capital, (ii) funding the continued expansion of its business and (iii) maintaining sufficient cash reserves to ensure customer, supplier and employee credibility. In order to compete with its larger, direct competitors, Hi/fn will need to raise additional capital to fund its growing inventory and accounts receivable balances, fund


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increased technology research and development, fund technology acquisitions and fund an increased marketing and sales infrastructure. Prior to the Distribution, Stac's existing cash was not available to Hi/fn, except for limited debt or equity financing. Stac intends to utilize its cash to fund its continued development, marketing and sales efforts with respect to its Replica product line. Further, Stac anticipates that with increasing advances in technology, it will need to fund acquisitions of technology to be able to successfully compete in the marketplace.

      The Stac Board believes that the abilities of Stac and Hi/fn to raise capital will be enhanced to the extent that the investment community can evaluate each company on a stand-alone basis. Market analysts are increasingly focusing their coverage on specific types of businesses, such as semiconductor or software. As a result of this tendency for analysts to specialize, there are few analysts that have the industry expertise to value both the semiconductor and software components of Stac and Hi/fn as a combined entity. Accordingly, representative analyst coverage for Stac has been extremely low compared to other software and semiconductor companies. The Stac Board believes this lack of sufficient and reliable analyst coverage significantly impairs Stac's and Hi/fn's abilities to raise capital efficiently and effectively.

      Management Focus and Employee Incentives. The Distribution will enable both companies to focus on their respective businesses. Stac's software business and Hi/fn's semiconductor business are sufficiently distinct in terms of technology, stage of product development and commercialization, market focus and other factors such that it is more advantageous for both to operate and be managed as separate entities. The Distribution is expected to allow management and employees of each company to focus on their respective paths of innovation in product development and marketing, thereby enhancing the ability of each to optimize productivity and growth. In addition, the Distribution is intended to allow each company to provide both management and employees with targeted equity compensation arrangements thereby optimizing the economic incentives each entity will be able to provide its employees.

      Attraction and Retention of Key Employees. Hi/fn competes for talented managers and skilled employees in California's Silicon Valley against other large, established semiconductor companies and against venture capital-funded technology start-ups that traditionally provide significant stock options to key employees. Given this competition, the Stac Board believes it is critical to provide a structure that will be attractive to employees and provide them with opportunities similar to those offered to them by other companies in Silicon Valley. The Stac Board believes that to attract talented and skilled employees, a company must provide equity-based compensation in a stand-alone entity to provide opportunities for employees and management to maximize the value of their equity interests through their actions.

      Prior to the Distribution, Stac attempted to achieve such goals with limited success. As an interim solution, Stac created Hi/fn as a separate legal entity and established the 1996 Equity Participation Plan of Hi/fn, Inc. (the "1996 Plan"). This approach established a direct link between employee compensation and the semiconductor division's operations. However, Hi/fn's status as a subsidiary of Stac limited the flexibility and perceived independence of Hi/fn's management to operate Hi/fn and its ability to maximize the value of Hi/fn's equity. In addition, the absence of a market for Hi/fn's shares limited liquidity for option holders. Without registered shares and a ready market, Hi/fn employees faced the prospect of having to pay substantial withholding tax upon exercise of options without a ready means of obtaining cash to pay such tax.


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      The Stac Board believes that for Stac and Hi/fn to succeed in two highly competitive and rapidly changing areas, they must be able to hire and retain experts in the software and semiconductor fields. In order to do this, they must be able to offer those employees the types of positions and compensation incentives that stand-alone public companies can offer candidates. Specifically, Stac and Hi/fn must be able to offer compensation that (i) is linked directly to the separate performance of the software and semiconductor businesses, (ii) provides maximum liquidity to the employees and (iii) provides operational freedom and incentive to grow the two businesses independently.

      Alternatives to Spin-off Transaction. In December 1997, Stac retained Warburg Dillon Read LLC ("WDR") to provide advisory services regarding the possible separation of Stac and Hi/fn. Stac also sought WDR's advice, from a financial perspective, as to the various alternatives available to it to obtain the financing and operational environment necessary to enable it to maximize the likelihood of the success of its two business units. With input from WDR, the Stac Board concluded that Stac's corporate structure did not represent an acceptable structure for Hi/fn to obtain the financial resources needed to fully carry out its business plans and that no alternative to a spin-off represented a viable option for Hi/fn to achieve its business objectives.

      In particular, the Stac Board, with input from WDR, examined the possibility of (i) Hi/fn conducting an initial public offering of less than 100% of its outstanding shares, (ii) the sale or merger of Hi/fn, (iii) the creation and distribution of a tracking stock for Hi/fn and (iv) the establishment of stock appreciation rights for employees of Hi/fn.

      The Board determined that these alternatives involved a variety of problems and failed to address many of Hi/fn's objectives. First, an initial public offering of Hi/fn would leave Stac as a majority owner of Hi/fn. This controlling position maintained by Stac would likely impair the attractiveness of Hi/fn Common Stock to prospective employees as well as investors, and could result in a discounted valuation in the public markets due to the perceived overhang of this large block. Second, the Stac Board believed that Stac might not get full value in a sale or merger of Hi/fn because the market for Hi/fn's products directed to the networking market had not yet been established. Moreover, the sale of the Hi/fn stock by Stac could cause an onerous tax burden for Stac. Third, the Stac Board believed that the creation of a separate tracking stock would, in addition to being unattractive to prospective employees and directors, be too complex in light of the relatively small size of Hi/fn. Finally, the creation of stock appreciation rights ("SARs") or "phantom stock" for Hi/fn employees tied to the performance of the Hi/fn subsidiary also would not be a viable alternative to prospective employees. In addition, upon financial consolidation, the use of SARs or phantom stock could result in an unacceptable level of compensation expense, which could impair the valuation of Stac and thus Stac's access to the capital markets. Following this analysis, the Stac Board concluded that a spin-off was the only viable alternative to enable Stac to address its employee recruiting and financial needs and maximize stockholder value.

Material Federal Income Tax Consequences of the Distribution

      On December 8, 1998, Stac received a private ruling from the IRS stating that the Distribution will qualify as a tax free spin-off under Section 355 of the Code, and that, for federal income tax purposes:

      (1) No gain or loss will be recognized by Stac upon the Distribution of all the outstanding stock of Hi/fn then held by Stac to the Stac stockholders.


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

      (2) No gain or loss will be recognized by (and no amount will be included in the income of) the stockholders of Stac upon receipt of the Hi/fn Common Stock distributed to them in the Distribution.

      (3) The aggregate basis of the stock of Stac and Hi/fn in the hands of each Stac stockholder after the Distribution will, in each instance, equal the aggregate basis of the Stac Common Stock held by such stockholder immediately before the Distribution, allocated in proportion to the fair market value of each.

      (4) The holding period of the Hi/fn Common Stock which each Stac stockholder receives will include the holding period of the Stac Common Stock with respect to which the Distribution will be made, provided the Stac Common Stock is held as a capital asset by such stockholder.

      (5) Where cash is received by a Stac stockholder in lieu of fractional share interests of Company Common Stock, such fractional share interests will be treated as having been received and disposed of by such stockholder in a taxable sale in which gain (or loss) will be treated as capital gain (or loss), provided such stock is held as a capital asset by the selling Stac stockholder.

      (6) Earnings and profits will be properly allocated between Stac and Hi/fn.

      It should be noted that private letter rulings, while generally binding on the IRS, are subject to certain factual representations and assumptions. If the factual representations and assumptions made by Stac were incorrect in any material respect, Stac's ability to rely on the IRS ruling will be jeopardized. However, Stac is not aware of any facts or circumstances that would cause such representations and assumptions to be untrue.

      If the Distribution were not to constitute a tax-free spin-off, then Stac would be treated as recognizing a taxable gain equal to the difference between
(i) the fair market value of the distributed Company Common Stock on the Distribution Date and (ii) Stac's adjusted basis of such Company Common Stock. In addition, under the consolidated tax return rules of the Code, each member of Stac's consolidated group (including Hi/fn) would be severally liable for such tax liability. This resulting tax liability would have a material adverse effect on the cash flows, business, financial condition and results of operations of Stac and possibly Hi/fn.

      Furthermore, if the Distribution were not to qualify under Section 355 of the Code, each stockholder of Stac who receives shares of Hi/fn Common Stock in the Distribution would be treated as if such stockholder had received a taxable distribution in an amount equal to the fair market value of Company Common Stock received, which would result in (i) a dividend to the extent of such stockholder's pro rata share of Stac's current and accumulated earnings and profits, (ii) a reduction in such stockholder's basis in such holder's shares of Stac Common Stock to the extent that the amount received exceeds such stockholder's share of earnings and profits and (iii) a gain from the deemed sale or exchange of such shares of Stac Common Stock to the extent the amount received exceeds both such stockholder's share of earnings and profits and such stockholder's basis in such shares of Stac Common Stock.

      Under recently enacted Section 355(e), if the Distribution were considered to be part of a plan or series of related transactions (a "Plan") in which, after the Distribution, a 50% or greater interest in Hi/fn or Stac were acquired by one or more persons, the IRS would claim that the Distribution was taxable at the corporate level (although it would remain tax-free to the Stac stockholders). Although


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neither Stac nor Hi/fn believes the Distribution is part of a Plan to effect a
50% change in ownership of either Stac or Hi/fn, the IRS has issued no guidance on the definition of a Plan and for the first two years following the Distribution, any cumulative 50% change of ownership within the two-year period will be rebuttably presumed to be pursuant to a Plan. See "RISK FACTORS -- Tax Risks of the Distribution."

      THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE DOES NOT PURPORT TO COVER ALL FEDERAL INCOME TAX CONSEQUENCES THAT MAY APPLY TO ALL CATEGORIES OF STOCKHOLDERS. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE DISTRIBUTION TO SUCH STOCKHOLDERS.

Relationship Between Stac and Hi/fn after the Distribution

      For the purpose of governing certain of the ongoing relationships between Hi/fn and Stac after the Distribution and to provide mechanisms for an orderly transition, Hi/fn and Stac have entered into various agreements, and will adopt policies, as described below.

      Distribution Agreement. Hi/fn and Stac have entered into a Distribution Agreement dated as of December 11, 1998, which provides for, among other things, the Distribution and certain other agreements governing the relationship between Hi/fn and Stac following the Distribution. Subject to certain exceptions, the Distribution Agreement provides for, among other things, assumptions of liabilities and cross-indemnities designed to allocate to Hi/fn, effective as of the Distribution Date, financial responsibility for the liabilities arising out of or in connection with the Hi/fn business. The other agreements executed in connection with the Distribution Agreement set forth certain specific allocations of liabilities between Hi/fn and Stac. See "-- Employee Benefits Allocation Agreement"; "-- Tax Allocation and Indemnity Agreement" and "-- Transitional Services Agreement."

      The Distribution Agreement also provides that each of Hi/fn and Stac will be granted access to certain records and information in the possession of the other, and requires the retention by each of Hi/fn and Stac for a period of seven years following the Distribution of all such information in its possession, and thereafter requires that each party give the other prior notice of its intention to dispose of such information. In addition, the Distribution Agreement provides for the allocation of shared privileges with respect to certain information and requires each of Hi/fn and Stac to obtain the consent of the other prior to waiving any shared privilege.

      Prior to the Distribution, Stac had guaranteed Hi/fn's obligations under its headquarters lease. Under the Distribution Agreement, Hi/fn agreed to obtain and deliver to its landlord a $2.0 million letter of credit to replace Stac's guaranty. Hi/fn provided the landlord with such a letter of credit prior to the Distribution, which resulted in the automatic termination of the guaranty upon the Distribution.

      The Distribution Agreement provides that, except as otherwise set forth therein or in any related agreement, all costs and expenses incurred in connection with the Distribution will be charged to the party for whose benefit the expenses are incurred, with any expenses that cannot be allocated on such basis to be split equally between the parties.

      Employee Benefits Allocation Agreement. Stac and Hi/fn have entered into an Employee Benefits and Other Matters Allocation Agreement dated as of December 11, 1998 (the "Employee


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Benefits Allocation Agreement"), which contains a number of provisions relating to employees of Stac and Hi/fn. The Employee Benefits Allocation Agreement generally contemplates that Hi/fn will assume and retain all obligations and liabilities with respect to Hi/fn employee plans and benefits and that Stac will retain all obligations and liabilities with respect to Stac employee plans and benefits.

      Pursuant to the Employee Benefits Allocation Agreement, and consistent with the terms of The Stac Electronics 1992 Stock Option Plan, as amended (the "Stac Stock Option Plan"), and Stac, Inc. 1992 Non-Employee Directors' Stock Option Plan (the "Stac Directors Plan"), vested and unvested options held by employees, officers and directors of Stac who will remain with Stac will be equitably adjusted for the effects of the Distribution on such options. The Stac Board intends to make an adjustment to such options within 30 days after the Distribution to retain the intrinsic value of such options after the Distribution. The Stac Board intends to make such adjustment to the options based on the closing sales price of the Stac Common Stock on the Nasdaq National Market, less the closing sales price of Hi/fn Common Stock in when-issued trading on the Nasdaq National Market on the date the Distribution was effected (the "Distribution Date") divided by the Distribution Ratio. The adjustment is expected to result in an increase in the number of Stac options outstanding and a decrease in their associated exercise price. Douglas L. Whiting, who is a director of both Stac and Hi/fn, will receive a different adjustment to his options to purchase Stac Common Stock. Hi/fn will grant Mr. Whiting, under the 1996 Plan, an option to purchase the number of shares of Hi/fn Common Stock equal to the number of shares of Stac Common Stock subject to outstanding options he holds divided by the Distribution Ratio. The exercise price of Mr. Whiting's options to purchase Stac Common Stock will be allocated between his options to purchase Stac Common Stock and his new options to purchase Hi/fn Common Stock based on the ratio of the closing sales price of Stac Common Stock to the closing sale price of Hi/fn Common Stock (divided by the Distribution Ratio) on the Nasdaq National Market on the Distribution Date. No adjustments will be made to options outstanding under the 1996 Plan.

      Hi/fn retains, with respect to Hi/fn employees, all responsibility for liabilities and obligations as of the Distribution Date for medical and dental plan coverage and for vacation and welfare plans. Stac will retain, with respect to Stac employees, all responsibilities for all liabilities and obligations as of the Distribution Date for medical and dental plan coverage and for vacation and welfare plans.

      Tax Allocation And Indemnity Agreement. Stac and Hi/fn have entered into a Tax Allocation and Indemnity Agreement dated as of December 11, 1998 defining the parties' rights and obligations with respect to tax returns and tax liabilities, including, in particular, federal and state income tax returns and liabilities, for taxable years and other taxable periods ending on or before the Distribution Date. In general, Stac will be responsible for (i) filing all federal and state income tax returns of Stac, Hi/fn and any of their subsidiaries for all taxable years ending on or before the Distribution Date, and (ii) paying the taxes relating to such returns (including any deficiencies proposed by applicable taxing authorities). For post-Distribution periods, Stac and Hi/fn will each be responsible for filing its own returns and paying its own taxes relating to such returns (including any deficiencies proposed by applicable taxing authorities). Stac and Hi/fn will cooperate with each other and share information in preparing income tax returns and in dealing with other tax matters.

      In addition, pursuant to the Tax Allocation and Indemnity Agreement, if the Distribution were not to constitute a tax-free spin-off under Section 355 of the Code, then Hi/fn or Stac, as the case may be, would be obligated to indemnify the other party for all taxes resulting from such failure if such failure was attributable to (i) actions of Hi/fn or Stac after the Distribution, or (ii) the breach of certain representations with respect to Hi/fn or Stac made in the Tax Allocation and Indemnity Agreement.


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However, under the Tax Allocation and Indemnity Agreement, if the Distribution
were not to constitute a tax-free spin-off under Section 355 of the Code, Stac would be obligated to bear all taxes of Stac resulting from such failure if neither Stac nor Hi/fn (i) took actions after the Distribution which resulted in such failure or (ii) breached certain representations made in the Tax Allocation and Indemnity Agreement.

      In addition, if the Distribution were not to constitute a tax-free spin-off under Section 355 of the Code and both Hi/fn and Stac either (i) took actions after the Distribution which resulted in such failure, or (ii) breached certain representations made in the Tax Allocation and Indemnity Agreement, then any taxes of Stac resulting from such failure would be divided equally between Hi/fn and Stac. Furthermore, if each of Stac and Hi/fn take actions after the Distribution resulting in the Distribution being a distribution to which Code
Section 355(e) applies (a "Disqualifying Distribution"), then whichever party first caused the Distribution to be a Disqualifying Distribution (i.e., Stac or Hi/fn, as the case may be) would be obligated to bear all taxes of Stac resulting from such failure.

      Neither Hi/fn nor Stac will indemnify any holder of Hi/fn Common Stock who receives shares in the Distribution for any such taxes.

      Transitional Services Agreement. Hi/fn and Stac have entered into a Transitional Services Agreement dated as of December 11, 1998 (the "Transitional Services Agreement") pursuant to which Stac will provide certain accounting services to Hi/fn on a transitional basis after the Distribution. The fees for such transitional services will be $6,500 per month plus any out-of-pocket expenses incurred by Stac that are attributable to the work done for Hi/fn under the Transitional Services Agreement. Hi/fn will be free to procure such services from outside vendors or to develop in-house capabilities in order to provide such services internally. Hi/fn will indemnify Stac and its officers, directors, employees and agents against losses, claims or damages arising out of allegations that the financial statements and accounting records prepared by Hi/fn with Stac's assistance are inaccurate or incomplete. The Transitional Services Agreement will terminate on December 31, 1999 unless extended in writing by the parties.

      Satisfaction of Intercompany Balances and Stac Loan. On September 28, 1998, Stac paid $4.4 million to Hi/fn, representing payment in full for all amounts due to Hi/fn from Stac as of September 1, 1998. Hi/fn also paid to Stac, prior to the Distribution, the amounts due to Stac as of October 31, 1998. Stac will pay to Hi/fn, on or prior to December 31, 1998, any amounts due to Hi/fn that are accumulated after October 31, 1998. On September 28, 1998, Stac also loaned $5.0 million to Hi/fn pursuant to a short-term loan (the "Stac Loan"). The Stac Loan will become due and payable on September 30, 1999 and may be prepaid in whole or part without penalty. The Stac Loan bears interest at the prime rate set by Silicon Valley Bank plus 0.5% per annum, payable quarterly. The Stac Loan is secured by a first priority security interest in all of Hi/fn's assets, including Hi/fn's intellectual property.

      Policies and Procedures for Addressing Conflicts. Hi/fn and Stac intend to pursue separate and distinct business strategies to minimize potential conflicts of interest between the two companies. Nonetheless, the ongoing relationships between Hi/fn and Stac may present conflict situations for certain directors. Certain persons will serve as directors of both Hi/fn and Stac, and also will own (or have options or other rights to acquire) a significant number of shares of common stock in both companies. Hi/fn and Stac have adopted appropriate policies and to be followed by the Board of Directors of each company to address potential conflicts. Such procedures include requiring the


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persons serving as directors of both companies to abstain from voting as directors with respect to matters that present a significant conflict of interest between the companies.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (b) Pro Forma Financial Information.

      Audited Consolidated Balance Sheets of Stac, Inc. as of September 30, 1998 and 1997 and Audited Consolidated Statements of Operations for the Years Ended September 30, 1998, 1997 and 1996. Hi/fn's assets and liabilities and revenues, costs and expenses have been excluded from the respective captions in the Consolidated Balance Sheets and Consolidated Statements of Operations and have been reported as "Net assets of discontinued operations" and "Income from discontinued operations, net of taxes," respectively, for all periods presented.

      (c) Exhibits.

       2.1 Distribution Agreement dated as of December 11, 1998 between Stac, Inc. and Hi/fn, Inc.

      10.1 Employee Benefits and Other Employment Matters Allocation Agreement dated as of December 11, 1998 between Stac, Inc. and Hi/fn, Inc.

      10.2 Tax Allocation and Indemnity Agreement dated as of December 11, 1998 between Stac, Inc. and Hi/fn, Inc.

      10.3 Transitional Services Agreement dated as of December 11, 1998 between Stac, Inc. and Hi/fn, Inc.

      10.4 Promissory Note dated as of September 28, 1998 made by Hi/fn, Inc. in favor of Stac, Inc. (incorporated by reference to Amendment No. 3 to the Registration Statement on Form 10 filed by Hi/fn, Inc.).

      10.5 Security Agreement dated as of September 28, 1998 between Hi/fn, Inc. and Stac, Inc. (incorporated by reference to Amendment No. 3 to the Registration Statement on Form 10 filed by Hi/fn, Inc.).

      99.1  Press Release, dated December 16, 1998, issued by Stac, Inc.

      99.2 Audited Consolidated Balance Sheets of Stac, Inc. as of September 30, 1998 and 1997 and Audited Consolidated Statements of Operations for the Years Ended September 30, 1998, 1997 and 1996. Hi/fn's assets and liabilities and revenues, costs and expenses have been excluded from the respective captions in the Consolidated Balance Sheets and Consolidated Statements of Operations and have been reported as "Net assets of discontinued operations" and "Income from discontinued operations, net of taxes," respectively, for all periods presented (incorporated by reference to Stac's Annual
            Report on Form 10-K for the year ended September 30, 1998).


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 29, 1998                        Stac, Inc.

                                          By:   /s/ JOHN R. WITZEL
                                                --------------------------------
                                                John R. Witzel
                                                Vice President-Finance and Chief
                                                Financial Officer


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

                                  EXHIBIT INDEX

Exhibit No.
-----------
 2.1           Distribution Agreement dated as of December 11, 1998 between
               Stac, Inc. and Hi/fn, Inc.

10.1           Employee Benefits and Other Employment Matters Allocation
               Agreement dated as of December 11, 1998 between Stac, Inc. and
               Hi/fn, Inc.

10.2           Tax Sharing Agreement dated as of December 11, 1998 between Stac,
               Inc. and Hi/fn, Inc.

10.3 Transitional Services Agreement dated as of December 11, 1998 between Stac, Inc. and Hi/fn, Inc.

10.4           Promissory Note dated as of September 28, 1998 made by Hi/fn,
               Inc. in favor of Stac, Inc. (incorporated by reference to Amendment No. 3 to the Registration Statement on Form 10 filed by
               Hi/fn, Inc.).

10.5           Security Agreement dated as of September 28, 1998 between Hi/fn,
               Inc. and Stac, Inc. (incorporated by reference to Amendment No. 3 to the Registration Statement on Form 10 filed by Hi/fn, Inc.).

99.1           Press Release, dated December 16, 1998, issued by Stac, Inc.

99.2           Audited Consolidated Balance Sheets of Stac, Inc. as of September
               30, 1998 and 1997 and Audited Consolidated Statements of
               Operations for the Years Ended September 30, 1998, 1997 and 1996.
               Hi/fn's assets and liabilities and revenues, costs and expenses have been excluded from the respective captions in the Consolidated Balance Sheets and Consolidated Statements of
               Operations and have been reported as "Net assets of discontinued operations" and "Income from discontinued operations, net of taxes," respectively, for all periods presented (incorporated by reference to Stac's Annual Report on Form 10-K for the year ended
               September 30, 1998).